                                                            Exhibit 2.1
                                                            -----------










                           AGREEMENT AND PLAN OF MERGER

                                       AMONG

                             MARKET INTELLIGENCE, INC.

                                 (THE "COMPANY"),

                        ALLEGHANY ACQUISITION CORPORATION,

                              ALLEGHANY CORPORATION

                                        AND

                          THE SHAREHOLDERS OF THE COMPANY







                             DATED AS OF JULY 1, 1996

                                     TABLE OF CONTENTS
                                     -----------------

                                                                       Page
                                                                       ----

              ARTICLE I  The Merger...................................   1

              1.1.   The Merger.......................................   1
              1.2.   Closing..........................................   2
              1.3.   Effective Time...................................   2
              1.4.   Employment Agreements............................   2
              1.5.   Transfer of Surviving Corporation................   2

              ARTICLE II  The Surviving Corporation...................   3

              2.1.   The Articles of Organization.....................   3
              2.2.   The Bylaws.......................................   3
              2.3.   Officers and Directors...........................   3

              ARTICLE III  Conversion of Shares in the Merger.........   3

              3.1.   Conversion of Shares.............................   3
              3.2.   Holdback of Alleghany Shares.....................   6
              3.3.   Payment for Shares ..............................   7

              ARTICLE IV  Representations and Warranties
                          of the Company and the Shareholders.........   8

              4.1.   Corporate Organization and Qualification.........   9
              4.2.   Authorized Capital...............................   9
              4.3.   Corporate Authority..............................  10
              4.4.   Compliance.......................................  11
              4.5.   Financial Statements.............................  12
              4.6.   Undisclosed Liabilities..........................  12
              4.7.   No Material Adverse Change.......................  13
              4.8.   No Dividends, Sale of Assets, etc................  13
              4.9.   Litigation.......................................  13
              4.10.  Tax Matters......................................  14
              4.11.  Assets...........................................  16
                     (a)   Clients and Real Estate Property
                            Evaluation Services Agreements............  16
                     (b)   Other Agreements...........................  16
                     (c)   Real Property..............................  17
                     (d)   Intangible Property........................  17
                     (e)   Intellectual Property......................  17
                     (f)   Investment Securities......................  18
                     (g)   Other Assets...............................  18
                     (h)   Title......................................  18

              4.12.  Benefit Plans....................................  19
              4.13.  Interests of Officers, Directors
                       and Shareholders...............................  21
              4.14.  Employees........................................  21
              4.15.  Banks ...........................................  22
              4.16.  Insurance........................................  22
              4.17.  Absence of Bank or Savings
                       and Loan Status................................  22
              4.18.  Brokers and Finders..............................  23
              4.19.  Status of Shareholders...........................  23
              4.20.  Investment Representation........................  24
              4.21.  Shareholder Understandings.......................  24
              4.22.  Pooling..........................................  25
              4.23.  Aggregate Materiality............................  25
              4.24.  Disclosure.......................................  25

              ARTICLE V  Representations and Warranties
                         of Alleghany and Newco.......................  26

              5.1.   Corporate Organization and Qualification.........  26
              5.2.   Authorized Capital...............................  26
              5.3.   Corporate Authority..............................  26
              5.4.   Compliance.......................................  27
              5.5.   Financial Statements.............................  28
              5.6.   Undisclosed Liabilities..........................  28
              5.7.   No Material Adverse Change.......................  29
              5.8.   Litigation.......................................  29
              5.9.   Brokers and Finders..............................  29
              5.10.  SEC Filings......................................  29
              5.11.  Aggregate Materiality............................  30
              5.12.  Disclosure.......................................  30

              ARTICLE VI  Conditions to the Obligations
                          of Alleghany and Newco......................  30

              6.1.   Compliance with Agreement........................  30
              6.2.   Representations and Warranties...................  31
              6.3.   Opinion of Counsel for the Company and
                       the Shareholders...............................  31
              6.4.   Approvals........................................  31
              6.5.   Accounting Treatment.............................  31
              6.6.   Key Man Insurance................................  31
              6.7.   Client Discussions...............................  32
              6.8.   Amendment to Employment Agreement................  32
              6.9.   Licensed Software................................  32
              6.10.  Company Records..................................  32
              6.11.  Indebtedness.....................................  32
              6.12.  Audit of April 30, 1996 Financial Statements...... 32

              ARTICLE VII  Conditions to the Obligations of the
                           Company and the Shareholders...............  32

              7.1.   Compliance with Agreement........................  33
              7.2.   Representations and Warranties...................  33
              7.3.   Opinion of Counsel for Alleghany and Newco.......  33
              7.4.   Approvals........................................  33

              ARTICLE VIII  Covenants of the Company and
                            the Shareholders..........................  34

              8.1.   Covenants Pending the Closing....................  34
                     (a)   Access to Properties, Books and Records....  34
                     (b)   Carry On in Regular Course.................  34
                     (c)   Preservation of Organization...............  35
              8.2.   Filings and Approvals............................  35
              8.3.   Reasonable Efforts...............................  36
              8.4.   Further Assurances...............................  36
              8.5.   Compliance with Securities Laws..................  36
              8.6.   COBRA Notices....................................  36

              ARTICLE IX  Covenants of Alleghany and Newco............  36

              9.1.   Filings and Approvals............................  36
              9.2.   Reasonable Efforts...............................  36
              9.3.   Further Assurances...............................  36
              9.4.   Registration Rights..............................  37
                     (a)   Registration...............................  37
                     (b)   Effectiveness..............................  37
                     (c)   Expenses...................................  38
                     (d)   Shareholder Agreements.....................  38
                     (e)   Indemnification under this Section 9.4.....  38
              9.5.   Covenants Relating to the Alleghany
                       Shares.........................................  39
              9.6.   Investment in the Surviving Corporation..........  40

              ARTICLE X  Covenants of the Shareholders and Alleghany
                         Relating to Certain Tax Matters..............  40

              10.1.  Pre-Merger and Straddle Period Taxes.............  40
              10.2.  Access to Information and Retention
                       of Records.....................................  44
              10.3.  Miscellaneous Tax Provisions.....................  44
                     (a)  Notice of Disposed Consideration............  44
                     (b)  Alleghany Representations...................  45
                     (c)  Code Sections 448 and 481...................  46

              ARTICLE XI  Indemnity...................................  46

              11.1.  By the Shareholders and the Company..............  46
              11.2.  By Alleghany and Newco...........................  46
              11.3.  Limits...........................................  47
              11.4.  Procedure........................................  48
              11.5.  Adjustment for Insurance.........................  49

              ARTICLE XII  Miscellaneous Provisions...................  49

              12.1.  Termination......................................  49
              12.2.  Expenses.........................................  50
              12.3.  Notices..........................................  50
              12.4.  Exhibits.........................................  52
              12.5.  Entire Agreement; Amendment......................  52
              12.6.  Assignment.......................................  52
              12.7.  Survival of Representations, Warranties
                       and Covenants..................................  53
              12.8.  Governing Law....................................  53
              12.9.  Counterparts.....................................  53
              12.10. Headings.........................................  53
              12.11. Severability.....................................  53
              12.12. Public Announcement..............................  54

                              AGREEMENT AND PLAN OF MERGER
                              ----------------------------

                        AGREEMENT AND PLAN OF MERGER (this "Agreement"),
              dated as of July 1, 1996, among Market Intelligence, Inc., a Massachusetts corporation (the "Company"), Alleghany Acquisition Corporation, a Massachusetts corporation ("Newco") (the Company and Newco being the constituent corporations in the Merger, as defined below), Alleghany Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of Newco ("Alleghany"), and each of the shareholders of the Company as listed in Exhibit 4.2 hereto (the "Shareholders") (Alleghany and the Shareholders joining as additional parties).


                                  W I T N E S S E T H :
                                  - - - - - - - - - -

                        WHEREAS, the Boards of Directors of Alleghany,
              Newco and the Company have each determined that it is in the best interests of their respective shareholders for the Company to merge with and into Newco upon the terms and subject to the conditions set forth herein; and

                        WHEREAS, the Company, Newco, Alleghany and the
              Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby;

                        NOW, THEREFORE, in consideration of the premises
              and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                        ARTICLE I

                                       The Merger

                        1.1.  The Merger.  Subject to the terms and
                              ----------
              conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), the Company shall be merged with and into Newco and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Newco shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Massachusetts, and the separate corporate existence of Newco with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Massachusetts Business Corporation Law (the "BCL"). The Surviving Corporation shall be authorized to issue 1,000 shares of Common Stock, without par value, and the purposes of the Surviving Corporation shall be as set forth in Exhibit 1.1 hereto, until duly amended in accordance with the BCL.

                        1.2.  Closing.  The closing of the Merger (the
                              --------
              "Closing") shall take place (i) at the offices of Donovan Leisure Newton & Irvine, 30 Rockefeller Plaza, New York,
              New York 10112 at 10:00 a.m. on the fifth business day after which the last to be fulfilled or waived of the conditions set forth in Articles VI and VII hereof shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other place, time or date as the Company and Alleghany may agree. The date of the Closing is hereinafter referred to as the "Closing Date." The Closing shall be deemed effective as of 12:00 a.m. on July 1, 1996.

                        1.3.  Effective Time.  At the Closing, the Company
                              --------------
              and Newco will cause Articles of Merger, in the form set forth in Exhibit 1.3 hereto (the "Massachusetts Articles of Merger"), to be executed and delivered to the Secretary of the Commonwealth of Massachusetts as provided in Section 78 of the BCL. The Merger shall become effective on the date on which the Massachusetts Articles of Merger have been duly filed with the Secretary of the Commonwealth of Massachusetts, and such time is hereinafter referred to as the "Effective Time."

                        1.4.  Employment Agreements.  Simultaneously with
                              ---------------------
              the execution and delivery of this Agreement, employment agreements in the forms set forth in Exhibit 1.4 hereto between the Company and each of Robert F. Sennott, Jr., Mark
              P. Sennott and Bryant R. Linares shall be executed and delivered.

                        1.5.  Transfer of Surviving Corporation.  The
                              ---------------------------------
              Shareholders hereby acknowledge that Alleghany shall have the right to and intends to transfer, exchange or contribute the shares of the capital stock of the Surviving Corporation to or with its wholly owned subsidiary Chicago Title and Trust Company or a subsidiary thereof (the "Transferee") after the Effective Time.

                                       ARTICLE II

                                The Surviving Corporation

                        2.1.  The Articles of Organization.  The Articles
                              ----------------------------
              of Organization of Newco (the "Articles") in effect immediately prior to the Effective Time shall be the Articles of Organization of the Surviving Corporation, except that such Articles shall be amended at and as of the Effective Time as set forth in the Massachusetts Articles of Merger to change the name of the Surviving Corporation to "Market Intelligence, Inc." As so amended, such Articles shall be the Articles of Organization of the Surviving Corporation until duly amended in accordance with the terms thereof and the BCL.

                        2.2.  The Bylaws.  The Bylaws of Newco (the
                              ----------
              "Bylaws") in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the BCL.

                        2.3.  Officers and Directors.  The officers of the
                              ----------------------
              Company immediately prior to the Effective Time and the directors of Newco at the Effective Time (including any directors elected or appointed at the Effective Time) shall, from and after the Effective Time, be the officers and directors, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and Bylaws and, with respect to any of the Shareholders serving as an officer or director of the Surviving Corporation, pursuant to such Shareholder's employment agreement.

                                       ARTICLE III

                           Conversion of Shares in the Merger

                        3.1.  Conversion of Shares.  The manner of
                              --------------------
              converting shares of the Company and Newco in the Merger shall be as follows:

                        (a) At the Effective Time, each share of the common stock, without par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, the number of shares of common stock, par value $1.00 per share, of Alleghany ("Alleghany Shares") determined pursuant to this Section 3.1(a). The number of Alleghany Shares into which each Share shall be converted shall be determined as follows:
              $7,259,044 shall be divided by the Average Market Price of an Alleghany Share as at the close of business on the date that is five business days prior to the Effective Time (the "Determination Date"), and that result shall then be divided by 10,000 (the number of Shares to be outstanding immediately prior to the Effective Time). For purposes of this Agreement, the "Average Market Price" of an Alleghany Share is the amount determined by (i) averaging the high and low per share sale prices (as reported in The Wall Street Journal
                                                    -----------------------
              for New York Stock Exchange Composite Transactions) for each business day during the 15 business day period ending on the Determination Date on which there were any trades in Alleghany Shares, (ii) adding such daily averages together, and (iii) dividing the sum by 15 (reduced by the number of such business days during which there were no trades in Alleghany Shares). No more than the number of Alleghany Shares required to convert the Shares on the foregoing basis shall be issued at the Effective Time. Any fractional shares resulting from such conversion to which the holder of Alleghany Shares otherwise would be entitled shall not be issued but shall be paid in cash. The Alleghany Shares into which the Shares are converted pursuant to this Section 3.1 are referred to herein as the "Merger Consideration." The Merger Consideration shall be subject to adjustment as follows:

                        (i) If on or after the Determination Date and before the Effective Time Alleghany shall, on a pro rata basis, (A) declare or pay a dividend or make a distribution to holders of Alleghany Shares,
                   (B) subdivide the outstanding Alleghany Shares into a greater number of shares, (C) combine the outstanding Alleghany Shares into a smaller number of shares, or
                   (D) issue by reclassification of the outstanding Alleghany Shares any securities, the Merger Consideration shall be adjusted so that each Shareholder shall be entitled to receive the kind and number of shares of Alleghany Shares and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

                        (ii) If on or after the Determination Date and before the Effective Time Alleghany shall distribute on a pro rata basis to holders of Alleghany Shares either
                   (A) evidences of indebtedness or assets (excluding cash dividends or distributions), or (B) any other securities of Alleghany or any rights, warrants, or options to subscribe for, purchase or otherwise acquire securities of Alleghany in a transaction not covered by subsection (i) above (any of which are referred to herein as "Other Securities"), then Alleghany shall reserve for the benefit of each Shareholder such amount of Other Securities as he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto. In addition, from the Determination Date until the Effective Time, Alleghany shall reserve for the benefit of each Shareholder any principal, interest, dividends or other property payable with respect to Other Securities as and when such interest, dividends or other property is distributed to the holders of Alleghany Shares. If such a reserve is made, at the Effective Time each Shareholder shall be entitled to receive from Alleghany his or her share of Other Securities, together with the principal, interest, dividends or other property payable with respect thereto. In the event that any of the actions set forth in Section 3.1(a)(i) hereof are taken with respect to the Other Securities on or before the Effective Time, then each Shareholder shall be entitled to receive the kind and number of shares of Other Securities and/or other securities which he or she would have owned or been entitled to receive immediately following such action had the Effective Time occurred immediately prior thereto.

              All Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares in accordance with
              Section 3.1 hereof upon the surrender of such certificate in accordance with Section 3.3 hereof.

                        (b) At the Effective Time, each share of the common stock, without par value, of Newco issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Newco or the holder of such shares, be converted into one share of common stock, without par value, of the Surviving Corporation, which shall thereafter constitute the only issued and outstanding shares of capital stock of the Surviving Corporation.

                        3.2.  Holdback of Alleghany Shares.  (a) The number
                              ----------------------------
              of Alleghany Shares equal to ten percent (10%) of the aggregate number of Alleghany Shares into which all of the Shares shall be converted pursuant to Section 3.1(a) (the "Holdback Shares") shall not be delivered to the Shareholders at the Closing but shall be withheld by Alleghany. The Holdback Shares shall be withheld from the Shareholders in proportion to their ownership interests in the Company immediately prior to the Closing (however, the number of Alleghany Shares withheld from each Shareholder shall in each case be rounded down to the nearest full Alleghany Share so that no fractional shares are created). The Holdback Shares shall be issued and outstanding Alleghany Shares and shall appear as issued and outstanding shares on the financial statements of Alleghany. Stock dividends on the Holdback Shares shall be withheld by Alleghany and aggregated with the Holdback Shares. With respect to the Holdback Shares, the Shareholders shall be entitled to exercise any rights to vote and to otherwise exercise any other rights accorded to shareholders of Alleghany generally, other than the right to sell, assign, pledge, transfer or otherwise dispose of (other than by will or the laws of descent and distribution) any of the Holdback Shares until distributed to the Shareholders as provided herein.

                        (b) If prior to the completion of the first audit of the Surviving Corporation by its accountants after the Closing, Alleghany and/or Newco has not made a claim or claims for indemnification under Section 9.4(e)(ii) or 11.1 hereof in excess of $75,000 in the aggregate, then the Holdback Shares shall immediately be distributed to the Shareholders in proportion to their ownership interests in the Company immediately prior to the Closing.

                        (c) If prior to the completion of the first audit of the Surviving Corporation by its accountants after the Closing, Alleghany and/or Newco has made a claim or claims for indemnification under Section 9.4(e)(ii) or 11.1 hereof in excess of $75,000 in the aggregate, then Alleghany shall retain the lesser of all of the Holdback Shares or the number of Holdback Shares with an aggregate Average Market Value equal to the amount of such claim(s) (the "Indemnification Shares") until the validity of Alleghany's and/or Newco's indemnification claim(s) (i) has been determined to be valid, in which case Alleghany and/or Newco shall be entitled to retain (and shall become the owner of) the Indemnification Shares with a value equal to the total amount of the claim(s) determined to be valid, or (ii) has been determined to be without merit or has been determined, together with any other claims or determinations to the date of such determination, to have resulted in Liabilities to Alleghany and/or Newco of less than $75,000 in the aggregate, in which case all of the Indemnification Shares shall immediately be distributed to the Shareholders. Any Holdback Shares which do not become Indemnification Shares shall be distributed to the Shareholders in proportion to their ownership interests in the Company immediately prior to the Closing. Stock dividends on the Holdback Shares or Indemnification Shares shall be distributed to the Shareholders or retained by Alleghany in the same proportion as the Holdback Shares or Indemnification Shares are so distributed or retained.

                        (d) Any indemnification to which Alleghany and/or Newco shall be entitled under Section 9.4(e)(ii) or 11.1 hereof shall not be limited to the amount of the Holdback Shares or Indemnification Shares and shall be subject to the terms of Section 11.3 hereof.

                        (e) The procedures to be followed in connection with the assertion of claims pursuant to this Section 3.2 are set forth in Article XI hereof.

                        3.3.  Payment for Shares.
                              ------------------

                        (a) At the Effective Time, each registered holder of a certificate or certificates representing Shares (a "Holder") shall surrender to Alleghany such certificate or certificates, and, subject to Section 3.2 hereof, shall receive in exchange therefor a certificate representing the number of full Alleghany Shares into which the Shares represented by the surrendered certificate or certificates shall have been converted, and cash in lieu of any fractional shares to which the Holder otherwise would be entitled.

                        (b) If any certificate or certificates which immediately prior to the Effective Time represented Shares are for any reason not surrendered at the Effective Time pursuant to Section 3.3(a) hereof, such certificate or certificates shall be deemed for all corporate purposes to evidence ownership of the number of full Alleghany Shares into which the Shares represented by such certificate or certificates shall have been converted and cash in lieu of any fractional Alleghany Shares. No dividends or distributions will be paid to a Holder until he or she has surrendered his or her certificate or certificates representing Shares, upon which surrender there shall be paid to such Holder, but without interest thereon, all dividends and distributions payable on the Alleghany Shares subsequent to the Effective Time to which they are entitled; provided,
                                                                --------
              however, that stock dividends payable on Holdback Shares or
              -------
              Indemnification Shares shall be distributed or retained as provided in Section 3.2 hereof. No transfers shall be made on the stock transfer books of the Surviving Corporation at the Effective Time, except to Alleghany as provided in
              Section 3.1(b) hereof.

                        (c) If a certificate for Alleghany Shares is to be issued to a person other than the Holder of the certificate surrendered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the Holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

                        (d) None of Alleghany, Newco or the Company shall be liable to any Holder for any Alleghany Shares transferred or any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                       ARTICLE IV

                             Representations and Warranties
                           of the Company and the Shareholders

                        Each of the Company and the Shareholders jointly
              and severally represents and warrants to Alleghany and Newco as follows:

                        4.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              Exhibit 4.1 hereto sets forth a true and complete list of the jurisdiction of incorporation of the Company and the jurisdictions in which it is qualified to do business. The Company does not own any equity interest in any entities except as set forth in Exhibit 4.11(f). The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of which would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company. The Company has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company has not been engaged in any business other than the business which is now being conducted by it. The Company has delivered to Alleghany true and complete copies of its Articles of Organization and By-laws, each as amended to date, and each is in full force and effect.

                        4.2.  Authorized Capital.  The authorized capital
                              ------------------
              stock of the Company consists of 20,000 Shares, of which 10,000 Shares are issued and outstanding and entitled to vote on the Merger. All of the issued and outstanding Shares have been duly authorized and are validly issued and outstanding, are fully paid and nonassessable, and are owned by the persons listed in Exhibit 4.2 hereto (in the amounts so listed) free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company. Exhibit 4.2 hereto sets forth a list of all transactions in the Shares of the Company since January 1, 1994. Neither the Company nor any of the Shareholders own any Alleghany Shares. Neither the Company nor any Shareholder is a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock of the Company.

                        4.3.  Corporate Authority.
                              -------------------

                        (a) Exhibit 4.3 hereto is a true and complete list of all material permits, approvals, qualifications, filings, notices, consents or waiting periods of third parties and regulatory authorities which are required by the Company or any of the Shareholders for the consummation of the transactions contemplated by this Agreement (other than the filing of the Massachusetts Articles of Merger), including without limitation the transfer by law or otherwise of any interest in the Lease (as defined below) as contemplated by this Agreement (the "Company Approvals").

                        (b) The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, including, without limitation, the written consent of all of the Shareholders approving this Agreement pursuant to Section 43 of the BCL. A true and complete copy of such consent is set forth in Exhibit 4.3 hereto. This Agreement constitutes a legal, valid and binding obligation of the Company and each of the Shareholders, enforceable against it, him or her in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally or by general equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                        (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach or violation of any of the provisions of the Articles of Organization or By-laws of the Company; (ii) conflict with or result in a breach or violation of any restriction of any kind on the ownership or transfer of the common stock of the Company (including, without limitation, rights of first refusal or restrictions contained in an agreement among shareholders of the Company); (iii) subject to the granting of the Company Approvals, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which the Company or any of the Shareholders is a party or by which any of their assets or properties is otherwise bound; or (iv) subject to the granting of the Company Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Shareholders or any of their assets or properties, in the case of the clauses (iii) and (iv), the effect of which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.4.  Compliance.
                              ----------

                        (a) The Company is, and has been since the date of its incorporation, in compliance with all laws, regulations and requirements applicable to the operation of its business (including, without limitation, the Financial Institutions Reform, Recovery and Enforcement Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and the rules and regulations promulgated thereunder, anti-redlining laws and rules, fair lending laws and rules, all applicable state laws requiring registration, licensing or qualification as, or relating to the business of, real estate appraisers, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), equal employment opportunity or other similar laws), with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        (b) Except as set forth in Exhibit 4.4 hereto, the Company is not required to be registered, licensed or qualified in any jurisdiction in order to conduct its business as presently being conducted.

                        (c) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not required to be registered or licensed as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        (d) None of the following has occurred since the date of incorporation of the Company: (i) any investigative or disciplinary proceedings by the Federal Trade Commission or any other federal, state, local or self-regulatory authority against the Company or any of its directors, officers or employees; or (ii) the issuance of any consent judgments, decrees, cease and desist or other orders, disqualifications, penalties or special restrictions against the Company or any of its directors, officers or employees (including, without limitation, criminal convictions) relating to or affecting the conduct of the business of the Company.

                        4.5.  Financial Statements.
                              --------------------

                        (a) The audited balance sheets of the Company as at December 31, 1995 and 1994 and the related audited statements of income and retained earnings and cash flows for the twelve months then ended (the "Annual Financial Statements"), which heretofore have been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated in such financial statements.

                        (b) The unaudited balance sheet of the Company as at April 30, 1996 and the related unaudited statement of income for the four months then ended (the "April 30, 1996 Financial Statements"), which heretofore have been delivered to Alleghany, present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles (including all adjustments required by generally accepted accounting principles) applied on a basis consistent with the Annual Financial Statements; provided, however, that such unaudited financial statements
              --------  -------
              do not contain footnotes.

                        4.6.  Undisclosed Liabilities.  As at December 31,
                              -----------------------
              1995, the Company did not have any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company except as and to the extent disclosed in the Annual Financial Statements. Since December 31, 1995, the Company has not incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.7.  No Material Adverse Change.  Except as set
                              --------------------------
              forth in Exhibit 4.7 hereto, since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of the Company as reflected in the Annual Financial Statements, whether or not arising from transactions in the ordinary course of business, and neither the Company nor any Shareholder is aware of any fact or condition relating to the business of the Company which any of them reasonably believes might result in such a material adverse change after the Closing Date.

                        4.8.  No Dividends, Sale of Assets, etc.  Except as
                              ----------------------------------
              set forth in Exhibit 4.8 hereto and as permitted by Section 10.1(f) hereof, since December 31, 1995, there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such stock; any sale, assignment, transfer or other disposition of any material tangible or intangible asset; or any amendment, termination or waiver of any right of substantial value belonging to or held by the Company.

                        4.9.  Litigation.  There are no actions, suits,
                              ----------
              proceedings, claims, investigations or examinations pending or, to the best knowledge of the Company or any Shareholder, threatened against the Company or its businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any private arbitration panel, which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company or would result in a judgment of more than $25,000.

                        4.10.  Tax Matters.
                               -----------

                        (a) The Company (and any corporation with regard to which the Company is a successor in interest) has duly and timely filed (either separately or on a consolidated or combined basis) with the appropriate government agencies, all federal income tax returns and reports and all state, local and foreign tax returns and reports due (or have timely obtained extensions of any returns due for which extensions may be obtained) with respect to all income, sales, property, corporate franchise and business taxes, customs duties, and all other tax returns and reports of each and every kind in any jurisdiction the filing of which is necessary or required for the conduct of its business (the "Tax Returns"), and the Tax Returns filed are true, correct and complete in all respects. The term "Taxes" as used in this Agreement shall mean all federal, state, local or foreign taxes, assessments, interest, penalties or deficiencies, duties, fees and other governmental charges or impositions of each and every kind whether assessed against or measured by properties, occupation, assets, wages, purchases, transfers, payments, sales, use, gross receipts, value added, business, capital stock, surplus, income, franchise, license, accumulations or otherwise, in each case whether disputed or not.

                        (b) All Taxes imposed upon or required to be collected or withheld by the Company have been (i) properly and fully paid to the extent due and payable, or properly and fully deposited to the extent required to be collected or withheld and deposited, and (ii) adequately reserved (in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years) in the case of Taxes payable or anticipated to be payable on account of the operations, acts or omissions of the Company for any and all periods, or in the case of Taxes collected or withheld and not yet deposited. The Company does not and will not have any liability, whether direct, indirect, fixed or contingent, for any Taxes in excess of the reserves for Taxes established on the books of the Company as of the date hereof or, as to liabilities accruing thereafter, as of the Closing Date. The Company is not delinquent in the payment of any Taxes, nor has the Company requested any extension of time within which to pay any Taxes, except to the extent that such Taxes have since been paid. There is no agreement, waiver or consent providing for an extension of time with respect to the assessment of any Tax or deficiency against the Company and no power of attorney granted by the Company with respect to any Tax matter is currently in force. There is no claim or deficiency for any Taxes which has been threatened or asserted against the Company. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect to the Company with regard to any Taxes, nor is any claim for additional Taxes or assessment of Taxes asserted by any such authority.

                        (c) The Tax Returns of the Company have never been examined by the Internal Revenue Service for any periods. No state of facts exists or has existed which would constitute grounds for the assessment of any Tax liability for any periods. The Company has provided Alleghany with true and complete copies of all federal, state and local income tax returns constituting part of the Tax Returns which relate to the conduct of the business of the Company or any entity with regard to which the Company is a successor in interest, as well as any correspondence and agreements with the Internal Revenue Service or such state or local authorities for the jurisdictions in which such returns are filed for all periods for which assessments are not barred by operation of the relevant statute of limitations.

                        (d) (i) The Company at all times and for each of its taxable years since its incorporation has been, and through the day of the Closing Date will remain, an "S corporation" within the meaning of Section 1361(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's election to be treated as an "S corporation" was duly executed and filed; (ii) there is no predecessor corporation which would be treated as one corporation with the Company for purposes of Section 1374(c)(1) of the Code;
              (iii) no asset of the Company the basis of which is determined in whole or in part by the basis of such asset in the hands of a "C corporation" (as such term is defined in Section 1361(a)(2) of the Code) was acquired from any C corporation; (iv) the Company could not be liable for the Taxes of any person as a "transferee" within the meaning of
              Section 6901 of the Code; (v) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code, nor property that is being treated as owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (vi) the Company is not a "real property holding company" within the meaning of Sections 897(c)(2) and 897(c)(1)(A)(ii) of the Code; (vii) the Company is not a "target" or "target affiliate" as a result of any transaction to which Section 338 of the Code may apply; (viii) the Company is not a party to any tax sharing agreement or tax indemnity agreement which would require the Company to make any payment to any other person by reason of any Tax imposed upon such person; (ix) none of the Shareholders is a "foreign person" within the meaning of Section 1445 of the Code; and
              (x) the Company has never been a member of an affiliated group of corporations which filed a consolidated federal income tax return or been included on any combined or consolidated Tax Return.

                        4.11.  Assets.
                               ------

                        (a)  Clients and Real Estate Property Evaluation
                             -------------------------------------------
              Services Agreements.  Exhibit 4.11(a) hereto sets forth a
              -------------------
              true and complete list of all (i) clients of the Company, showing for each client its name, address, fee arrangements and billings for the year ended December 31, 1995 and the four months ended April 30, 1996 and (ii) agreements currently in effect entered into by the Company to provide real estate property evaluation services for a period greater than six months. Each such agreement is in full force and effect, the Company is not in material breach, violation or default thereunder, and neither the Company nor any Shareholder is aware of a material breach, violation or default thereunder by any other parties thereto. No party to any such agreement has terminated, or has advised the Company or any Shareholder of its intention, orally or in writing, to terminate, such agreement. Since December 31, 1993, the

              Company has not lost any clients who generated revenues, during any twelve-month period, of more than $25,000.

                        (b)  Other Agreements.  Exhibit 4.11(b) hereto sets
                             ----------------
              forth a true and complete list of all written or express oral agreements (other than the agreements referred to in Section 4.11(a) hereof) to which the Company is a party or by which it is bound and which are material to the business of the Company. Each such agreement is in full force and effect, the Company is not in material breach, violation or default thereunder, and neither the Company nor any Shareholder is aware of a material breach, violation or default thereunder by any other parties thereto.

                        (c)  Real Property.  Exhibit 4.11(c) hereto sets
                             -------------
              forth a true and complete copy of the lease for the office space occupied by the Company at 87 Elm Street, Hopkinton, Massachusetts (the "Lease"). The Lease is in full force and effect and there are no existing defaults thereunder nor does there exist any event or condition which, with notice or lapse of time or both, would give rise to a default or constitute grounds for termination or re-entry thereunder. The Company does not own or lease any other real property.

                        (d)  Intangible Property.  Exhibit 4.11(d) hereto
                             -------------------
              is a true and complete list of all copyrights, patents, trademarks, trade names, logos and assumed or other names owned or used by the Company in its business, other than rights associated with the Third Party Programs or the Proprietary Software (each as defined in Section 4.11(e) hereof). All rights set forth in Exhibit 4.11(d) hereto are valid, subsisting and in full force and effect and, to the best knowledge of the Company and each of the Shareholders, without interference by any other person. Neither the Company nor any Shareholder has received any notice with respect to, or otherwise has any knowledge of, any alleged infringement or unlawful use of any intangible property right owned or alleged to be owned by others.

                        (e)  Intellectual Property.
                             ---------------------

                             (i)  Exhibit 4.11(e) hereto is a true and
                   complete list of all copyrights, patents, trademarks, trade names, logos, licenses and other property rights, other than Third Party Programs (as hereinafter defined), ("Intellectual Property") associated with the Company's "MIPES" (Market Intelligence Property Evaluation System) and "Voyager" proprietary software systems (the "Proprietary Software"). The Company has all rights in and to the Intellectual Property, the Proprietary Software, all source codes for the Proprietary Software and the tangible media upon which such programs are recorded that are necessary to use the Proprietary Software in the business of the Company as it is now or may hereafter be conducted, including, without limitation, the right to access, market and distribute information stored in or used by the Proprietary Software and the right to copy the Proprietary Software and to use the Proprietary Software in more than one location or on more than one hardware device or configuration. All such rights are valid, subsisting and in full force and effect and, to the best knowledge of the Company and each of the Shareholders, without interference by any other person, and no person other than the Company has any right, proprietary or otherwise, in or to the Proprietary Software, including, without limitation, the source codes for the Proprietary Software. Neither the Company nor any Shareholder has received any notice with respect to, or otherwise has any knowledge of, any alleged infringement or unlawful use of any such right owned or alleged to be owned by others.

                        (ii) Exhibit 4.11(e) hereto also sets forth a true and complete list of all computer software programs (including operating systems) used by the Company that, except for rights in and to licenses, are not proprietary to the Company (the "Third Party Programs"), specifying whether such Third Party Programs are used by or in connection with the Proprietary Software. All Third Party Programs are utilized by the Company pursuant to valid licenses which are in full force and effect, and the Company and such utilization is not in breach, violation or default of any such license. Neither the Company nor any Shareholder has received any notice with respect to, or otherwise has any knowledge of, any alleged infringement or unlawful use of any Third Party Program owned or alleged to be owned by others.

                        (f)  Investment Securities.  Exhibit 4.11(f) hereto
                             ---------------------
              sets forth a true and complete list of all securities owned by the Company for its own account (the "Investment
              Securities"). The acquisition and ownership of the Investment Securities complied and complies in all material respects with all applicable laws and regulations.

                        (g)  Other Assets.  Exhibit 4.11(g) hereto sets
                             ------------
              forth a true and complete list of all other assets (or categories of assets) of the Company, including, without limitation, client lists, books and records relating to the organization or capitalization of the Company or operation of the business of the Company, insurance policies, claims, memberships and licenses.

                        (h)  Title.  Except as set forth in Exhibit 4.11(h)
                             -----
              hereto, the Company has good and marketable title to all of its assets, including, without limitation, the Proprietary Software, free and clear of all liens, security interests, pledges, agreements, claims, charges, options, covenants, reservations, restrictions and encumbrances of any nature whatsoever. All assets necessary for the conduct of the business of the Company as currently conducted are owned by or leased or licensed to it, and neither any Shareholder nor any other person owns, or has any rights whatsoever in, any such assets. To the extent applicable, such assets have been properly maintained and are in good operating condition and repair, ordinary wear and tear excepted.

                        4.12.  Benefit Plans.
                               -------------

                        (a) Exhibit 4.12(a) hereto sets forth a true and complete list of all employee benefit plans, agreements, commitments, practices or arrangements of any type, maintained, sponsored or contributed to by the Company or by any entity which is affiliated with the Company under Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA ("ERISA Affiliate") for the benefit of any employee, former employee, director or consultant of the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate has a liability, whether direct or indirect, actual or contingent (the "Plans"). The Plans listed in Exhibit 4.12(a) include each Plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA (the "ERISA Plans"). The

              Company does not have any express or implied commitment to create, incur liability with respect to or cause to exist any other employee benefit plan, agreement, commitment, practice or arrangement, to enter into any contract or agreement to provide compensation or benefits, or to modify, change or terminate any of the Plans. With respect to each Plan, the Company has delivered to Alleghany true and complete copies of:

                        (i)  any and all plan texts and agreements,
                   including amendments;

                        (ii)  all material employee communications
                   (including summary plan descriptions or material modifications, if any);

                        (iii) the two most recent annual reports and actuarial reports, if required under ERISA;

                        (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401(a) of the Code; and

                        (v) any other material documents, including any applicable trust or other funding agreement and the latest financial statements thereof.

                        (b) Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code. All contributions, premiums and other payment obligations required to be made to or in respect of any Plan have been made timely and have been accrued on the financial statements of the Company. All contributions made or required to be made under any Plan meet the requirements for deductibility under the Code. There are no pending, threatened, or anticipated claims (other than routine claims for benefits) involving any Plan. There are no unpaid penalties, fines or judgments, whether or not past due, involving any of the Plans. All filings and submissions required to be made by law in respect of any of the Plans have been made timely, to the appropriate authority and were complete in all material respects. All amendments, changes or modifications to any of the Plans have been made in accordance with the terms of such Plan and applicable law.
              No Plan by its terms requires the Company or an ERISA Affiliate to continue to employ any employee, director or consultant. Each Plan, in whole or in part, may be amended, modified or terminated by the Company without liability to itself except for benefits accrued to the effective date of such termination.

                        (c) Each ERISA Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and each trust maintained thereunder has been determined by the Internal Revenue Service to be exempt from taxation under
              Section 501(a) of the Code; no event has occurred since the date of such determinations that would adversely affect such qualification or tax exemption. No breach of fiduciary duty or prohibited transaction has occurred with respect to which the Company or any ERISA Plan would be liable or otherwise damaged. All employee contributions under any ERISA Plan have been made to such plan before becoming "plan assets" under Department of Labor Regulation Section 2510.3-102.

                        (d)  With respect to each Plan that provides
              welfare benefits of the type described in Section 3(1) of
              ERISA: (i) no such plan provides medical or death benefits with respect to employees, former employees, directors or consultants of the Company beyond their termination of employment, other than coverage mandated by Sections 601-608 of ERISA and 4980B(f) of the Code; (ii) each such plan has been administered in compliance with Sections 601-608 of ERISA where applicable and 4980B(f) of the Code where applicable; and (iii) no such plan has reserves, assets, surpluses or prepaid premiums.

                        (e) No Plan is (i) a "multiemployer pension plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA,
              (ii) a plan described in Section 4063 or 4064 of ERISA, or
              Section 413(c) of the Code, or (iii) a plan subject to
              Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has ever maintained, sponsored or contributed to, or has ever had any liability with respect to, any plan described in the immediately preceding sentence.

                        (f) Except as set forth in Exhibit 4.12(f) hereto, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, or (ii) accelerate the time of payment, or increase the amount, of compensation due any individual. No payment made or contemplated under any of the Plans constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

                        4.13.  Interests of Officers, Directors and
                               ------------------------------------
              Shareholders.  Except as set forth in Exhibit 4.13 hereto and
              ------------
              other than in respect of salaries or amounts due in respect of ordinary travel and business expenses and Benefit Plans, no present officer, director or shareholder of the Company nor any associate thereof has any agreement, loan or other obligation outstanding with, to or from the Company or for which the Company may be liable, or has any material interest in any firm, person or entity with which the Company does business. For purposes of this Section 4.13, "associate" shall mean (1) any corporation or organization of which a Shareholder is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which a Shareholder has a substantial beneficial interest or as to which such Shareholder serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of a Shareholder, or any relative of such spouse, who has the same home as such Shareholder.

                        4.14.  Employees.  Exhibit 4.14 hereto is a true
                               ---------
              and complete list of all employees of the Company, their employment dates and positions, whether any such employee has a written agreement with the Company, and the current salary of each such employee, and the salaries, incentive awards, bonuses and other compensation paid to each such employee for the year ended December 31, 1995 (shown separately). Since December 31, 1995, the Company has not terminated or experienced the resignation of any employee. There are no collective bargaining agreements relating to any employees of the Company. Within the last two years the Company has not experienced any work stoppage or has been the subject of any collective bargaining agreement.

                        4.15  Banks.  Exhibit 4.15 hereto is a true and
                              -----
              complete list of all banks or other financial institutions in which the Company has an account or a line of credit, showing a description of each account or line of credit, or in which the Company has a safe deposit box. The Company does not have any indebtedness for borrowings.

                        4.16.  Insurance.  Exhibit 4.16 hereto sets forth a
                               ---------
              true and complete list of all policies of insurance maintained by the Company, showing the subject matter, the beneficiary and the amount of coverage for each policy.
              Other than life insurance policies, the insurance coverage provided by the policies of insurance in force is reasonably adequate for the conduct of the business conducted by the Company in accordance with sound business practices and is not substantially different from that which is customary in the industry.

                        4.17.  Absence of Bank or Savings and Loan Status.
                               ------------------------------------------
              The Company (a) is not an "insured bank" or eligible for federal deposit insurance within the meaning of the Federal Deposit Insurance Act, as amended; (b) is not a "savings association" for purposes of the Regulations for Savings and
              Loan Holding Companies, 12 CFR    583-584 and the Regulations
              for the Acquisition of Control of Savings Associations, 12
              CFR   574; (c) does not accept deposits within the meaning of
              12 U.S.C.   378; (d) is not a "bank" or a "bank holding
              company," as such terms are defined in the Bank Holding Company Act of 1956, as amended, and the regulations promulgated thereunder (the "Bank Holding Company Act");
              (e) does not own or "control" 5 percent or more of the voting securities of a "bank" or "bank holding company," as such terms are defined in the Bank Holding Company Act; (f) is not regulated as a bank under the laws or regulations of its jurisdiction of incorporation; (g) is not a "savings and loan holding company"; (h) does not "control" any "savings
              association," as such terms are defined in 12 CFR    574 and
              583; (i) has not acquired by purchase or otherwise, and does not retain, more than 5 percent of the voting stock or shares of a "savings association" or "savings and loan holding
              company," as such terms are defined in 12 CFR   583; and
              (j) is not regulated as a savings and loan institution under the laws or regulations of its jurisdiction of incorporation.

                        4.18.  Brokers and Finders.  None of the Company,
                               -------------------
              any of its officers, directors or employees, or any Shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Company has retained Tucker Anthony Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to

              Alleghany prior to the date hereof and the fees of which shall be paid solely by the Company. The fees and expenses of Tucker Anthony Incorporated which have been paid by the Company through the date hereof plus the fees and expenses which shall be due in the future to Tucker Anthony Incorporated equal $261,244 in the aggregate.

                        4.19.  Status of Shareholders.  Each Shareholder
                               ----------------------
              represents that: (a) such Shareholder is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); (b) such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Shareholder's acquisition of Alleghany Shares hereunder; (c) such Shareholder has the ability to bear the economic risks of such Shareholder's acquisition hereunder, including a complete loss of his or her investment in Alleghany Shares;
              (d) such Shareholder has been furnished with and has had access to such information as such Shareholder has considered necessary to make a determination as to his or her acquisition hereunder; (e) such Shareholder has had all questions asked by such Shareholder concerning the operations of Alleghany and Newco answered by Alleghany and Newco in a satisfactory manner; (f) such Shareholder has not been offered the Alleghany Shares by any form of general solicitation or general advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and (g) such Shareholder has not relied on any representations and warranties of Alleghany and Newco other than those contained in this Agreement.

                        4.20.  Investment Representation.  The Alleghany
                               -------------------------
              Shares to be acquired by each Shareholder will be acquired by such Shareholder for his or her own account for purposes of investment and not with a view to distribution in a manner which would be in violation of the Securities Act or the securities or "blue sky" laws of any state or jurisdiction of the United States, provided that any disposition of such Shareholder's property shall at all times be within his or her control. Such Shareholder agrees that he or she will comply with all federal and state securities or "blue sky" laws with respect to the Alleghany Shares.

                        4.21.  Shareholder Understandings.
                               --------------------------

                        (a)  Each Shareholder understands that the
              Alleghany Shares to be acquired by the Shareholders have not been registered under the Securities Act and may be transferred only if so registered or if an exemption therefrom is available. Such Shareholder will not sell or dispose of any of the Alleghany Shares without (i) the registration, qualification, approval and listing of such Alleghany Shares, or (ii) the delivery to Alleghany of an opinion of counsel, in form and substance reasonably satisfactory to counsel for Alleghany, that such proposed sale or disposition is exempt from the provisions of Section 5 of the Securities Act and the applicable securities or "blue sky" laws of any state or jurisdiction of the United States.

                        (b) Each of the certificates for the Alleghany Shares received by each Shareholder pursuant to this Agreement may bear the following legend:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE EFFECTED UNTIL THESE SECURITIES HAVE BEEN REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL SATISFACTORY TO ALLEGHANY CORPORATION IS RECEIVED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH STATE SECURITIES LAWS."

                        (c) Notwithstanding the effectiveness of such registration, qualification and approval, such Shareholder understands that, until the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, each of the certificates for the Alleghany Shares received by him or her pursuant to this Agreement may bear the following legend:

                   "NO TRANSFER OF THE SHARES REPRESENTED BY THIS
                   CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL THE CONSOLIDATED FINANCIAL STATEMENTS OF ALLEGHANY CORPORATION WHICH INCLUDE AT LEAST THIRTY DAYS OF

                   OPERATIONS SUBSEQUENT TO THE DATE ON WHICH THIS CERTIFICATE WAS ISSUED HAVE BEEN MADE PUBLICLY
                   AVAILABLE."

                        4.22.  Pooling.  Since December 1, 1992, neither
                               -------
              the Company nor any of the Shareholders has taken any of the actions set forth in Exhibit 4.22 hereto. The Response to Pooling Questions for Chicago Title and Trust, dated June 4, 1996, a copy of which has heretofore been delivered to Alleghany, is true and complete as of such date, as of the date hereof and will be true and complete as of the Closing.

                        4.23.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article IV and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of the Company.

                        4.24.  Disclosure.  The information provided by the
                               ----------
              Company and the Shareholders in this Agreement, in the exhibits hereto and in each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, does not contain any untrue statement of a material fact or omit to state herein or therein a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading.


                                        ARTICLE V

                  Representations and Warranties of Alleghany and Newco

                        Each of Alleghany and Newco hereby jointly and
              severally represents and warrants to the Company and the Shareholders as follows:

                        5.1.  Corporate Organization and Qualification.
                              ----------------------------------------
              Each of Alleghany and Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where the absence of which would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole. Each of Alleghany and Newco has the requisite corporate power and authority to carry on its business as it is now being conducted. Alleghany has delivered to the Company a true and complete copy of its Restated Certificate of Incorporation and By-Laws, and of Newco's Articles of Organization and Bylaws, each as amended to date, and each is in full force and effect.

                        5.2.  Authorized Capital.  The authorized capital
                              ------------------
              stock of Alleghany consists of 22,000,000 Alleghany Shares, of which 7,183,394 Alleghany Shares are issued and outstanding as of the date hereof, and 8,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding as of the date hereof. All of the issued and outstanding Alleghany Shares have been duly authorized and are validly issued, fully paid and nonassessable. The authorized capital stock of Newco consists of 1,000 shares of common stock, without par value, all of which are issued and outstanding as of the date hereof. Such shares have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by Alleghany free and clear of all liens, pledges, security interests, claims and other encumbrances of any nature whatsoever.

                        5.3.  Corporate Authority.  Exhibit 5.3 hereto is a
                              -------------------
              true and complete list of all material permits, approvals, qualifications, filings, consents or waiting periods of third parties and regulatory authorities which are required by Alleghany or Newco for the consummation of the transactions contemplated by this Agreement (other than the filing of the Massachusetts Articles of Merger) (the "Alleghany and Newco Approvals"). Each of Alleghany and Newco has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Alleghany and Newco have been duly and validly authorized by all necessary corporate action on the part of Alleghany and Newco, and this Agreement constitutes a legal, valid and binding obligation of each of Alleghany and Newco, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other similar laws relating to or affecting creditors' rights generally or by general equitable principles relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
              (a) conflict with or result in a breach or violation of any of the provisions of Alleghany's Restated Certificate of Incorporation or By-Laws or Newco's Articles of Organization or Bylaws; (b) subject to the granting of the Alleghany and Newco Approvals, conflict with, result in a breach or violation of, result in a default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Alleghany or Newco is a party or by which any of their respective assets or properties is otherwise bound; or (c) subject to the granting of the Alleghany and Newco Approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Alleghany or Newco or any of their respective assets or properties, in the case of clauses (b) and (c), the effect of which conflict, breach, violation, default, loss or acceleration, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.4.  Compliance.  Each of Alleghany and Newco is
                              ----------
              in compliance with all laws, regulations and requirements applicable to the operation of its business, with which the failure to so comply would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.5.  Financial Statements.
                              --------------------

                        (a) The audited consolidated balance sheets of Alleghany and its subsidiaries as at December 31, 1995 and 1994 and the related audited consolidated statements of earnings, changes in common stockholders' equity and cash flows for each of the years then ended ("Alleghany's Annual Financial Statements"), which heretofore have been delivered to the Company, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as may otherwise be specifically indicated therein.

                        (b) The unaudited consolidated balance sheet of Alleghany as at March 31, 1996 and the related unaudited consolidated statements of earnings and cash flows for the three months then ended ("Alleghany's March 31, 1996 Financial Statements"), which heretofore have been delivered to the Company, present fairly the consolidated financial position and results of operations of Alleghany and its subsidiaries as of the dates and for the periods indicated therein in accordance with generally accepted accounting principles (including all adjustments required by generally accepted accounting principles) applied on a basis consistent with Alleghany's Annual Financial Statements, except as may otherwise be specifically indicated therein; provided,
                                                           --------
              however, that such unaudited financial statements do not
              -------
              contain complete footnotes.

                        5.6.  Undisclosed Liabilities.  As at December 31,
                              -----------------------
              1995, Alleghany had no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's Annual Financial Statements as at December 31, 1995. Since December 31, 1995, Alleghany has not incurred or become subject to any obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole, except and to the extent disclosed in Alleghany's March 31, 1996 Financial Statements.

                        5.7.  No Material Adverse Change.  Since
                              --------------------------
              December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole as reflected in Alleghany's Annual Financial Statements as at December 31, 1995, whether or not arising from transactions in the ordinary course of business, and Alleghany is not aware of any fact or condition relating to its business which it reasonably believes might result in such a material adverse change after the Closing Date. A fluctuation in the market value of Alleghany Shares due to general market conditions shall not in and of itself be deemed to be a material adverse change for purposes of this Section 5.7.

                        5.8.  Litigation.  There are no actions, suits,
                              ----------
              proceedings, claims, investigations or examinations pending or, to the best knowledge of Alleghany, threatened against Alleghany or its businesses, properties or assets, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.9.  Brokers and Finders.  None of Alleghany,
                              -------------------
              Transferee or any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                        5.10.  SEC Filings.
                               -----------

                        (a) Alleghany has delivered to the Company: (i) its annual reports to stockholders for the fiscal years ended December 31, 1995 and 1994; its annual reports on Form 10-K for the fiscal years ended December 31, 1995 and 1994;
              (ii) its proxy statements relating to the meetings of the stockholders of Alleghany held April 26, 1996 and April 28, 1995; and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1995.

                        (b) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                        5.11.  Aggregate Materiality.  There are no events,
                               ---------------------
              situations, obligations or liabilities of the types described in this Article V and excepted therefrom solely because individually they do not have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole which, in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, assets, liabilities or business of Alleghany and its subsidiaries taken as a whole.

                        5.12.  Disclosure.  The information provided by
                               ----------
              Alleghany and Newco in this Agreement, in the exhibits hereto and in each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, does not contain any untrue statement of a material fact or omit to state herein or therein a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they are made, not misleading.


                                       ARTICLE VI

                  Conditions to the Obligations of Alleghany and Newco

                        The obligations of each of Alleghany and Newco
              under this Agreement are subject to the satisfaction, or the waiver in writing by Alleghany and Newco, on or before the Closing Date, of each of the following conditions:

                        6.1.  Compliance with Agreement.  The Company and
                              -------------------------
              each Shareholder shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it, him or her on or before the Closing Date, and Alleghany and Newco shall have received from the Company and each Shareholder at the Closing a certificate, dated the Closing Date, to that effect. Attached to the Company's certificate shall be a certified copy of the resolutions of its Board of Directors, and a certified copy of the written consent of the Shareholders, in each case adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        6.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by the Company and each Shareholder in this Agreement, in the exhibits hereto and in each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, shall be true and correct in all material respects (except that each of the representations and warranties made by the Company and each Shareholder which is qualified by materiality shall be true and correct in all respects) as of the Closing Date, except for any changes permitted by the terms hereof or consented to by Alleghany and Newco, and Alleghany and Newco shall have received from the Company and each Shareholder at the Closing a certificate, dated the Closing Date, to that effect.

                        6.3.  Opinion of Counsel for the Company and the
                              ------------------------------------------
              Shareholders.  Alleghany and Newco shall have received an
              ------------
              opinion from Peabody & Brown, counsel for the Company and the Shareholders, dated the Closing Date, substantially in the form set forth in Exhibit 6.3 hereto.

                        6.4.  Approvals.  All Company Approvals and all
                              ---------
              Alleghany and Newco Approvals shall have been obtained and be in effect on the Closing Date.

                        6.5.  Accounting Treatment.  The acquisition of the
                              --------------------
              Company by Alleghany pursuant to the Merger shall have met all of the conditions for the "pooling-of-interests" method of accounting for business transactions, in accordance with Accounting Principles Board Opinion No. 16, Business
                                                          --------
              Combinations, and Alleghany shall have received such
              ------------
              assurances from its independent certified public accountants with respect thereto as it shall reasonably require.

                        6.6.  Key Man Insurance.  All actions (except for
                              -----------------
              payment of any premiums, deposits or fees) reasonably required to be taken by the Company and Robert F. Sennott, Jr., Mark P. Sennott and Bryant R. Linares to apply for a life insurance policy on each of Robert F. Sennott, Jr., Mark
              P. Sennott and Bryant R. Linares each in the amount of $2 million, naming the Company, the Surviving Corporation and the Transferee as beneficiaries thereunder, shall have been taken.

                        6.7.  Client Discussions.  Alleghany shall not have
                              ------------------
              notified the Company within 10 business days after the execution and delivery of this Agreement by the parties hereto of its decision not to proceed with the transactions contemplated by this Agreement (which decision shall be in its sole discretion), based on its discussions with the clients of the Company.

                        6.8.  Amendment to Employment Agreement.  The
                              ---------------------------------
              Employment Agreement of Walter Morgan entered into as of February 12, 1996 (and dated February 8, 1996 on the first page thereof) shall be amended to the satisfaction of Alleghany.

                        6.9.  Licensed Software.  All actions to remediate
                              -----------------
              any use by the Company of non-licensed computer software shall have been taken by the Company to the satisfaction of Alleghany and Newco.

                        6.10.  Company Records.  All actions to remediate
                               ---------------
              any inaccuracies or omissions in the Company's records (including without limitations the Company's minute books and stock records) shall be remediated to the satisfaction of Alleghany and Newco.

                        6.11.  Indebtedness.  The Company shall have no
                               ------------
              outstanding indebtedness to Fleet Bank of Massachusetts, N.A. ("Fleet Bank") and Alleghany shall have received from Fleet Bank evidence to such effect and a commitment to release all liens against the Company and its assets if the Fleet Bank lines of credit are terminated. The Company shall have no outstanding indebtedness to Citizens Bank and Alleghany shall have received from Citizens Bank evidence to such effect.

                        6.12.  Audit of April 30, 1996 Financial
                               ---------------------------------
              Statements.  Alleghany shall have completed its audit of the
              ----------
              April 30, 1996 Financial Statements and shall, in its sole discretion, be satisfied with the results of such audit.


                                       ARTICLE VII

                              Conditions to the Obligations
                           of the Company and the Shareholders

                        The obligations of the Company and the Shareholders
              under this Agreement are subject to the satisfaction, or waiver in writing by the Company and the Shareholders, on or before the Closing Date, of each of the following conditions:

                        7.1.  Compliance with Agreement.  Each of Alleghany
                              -------------------------
              and Newco shall have performed and complied in all material respects with all the terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date, and the Company and the Shareholders shall have received from each of Alleghany and Newco at the Closing a certificate, dated the Closing Date, to that effect. Attached to Newco's certificate shall be a certified copy of the resolutions of the Board of Directors of Newco, and a certified copy of the written consent of Alleghany as the sole stockholder of Newco, and attached to Alleghany's certificate shall be a certified copy of the resolutions of the Board of Directors of Alleghany, in each case adopting or approving this Agreement and authorizing the transactions contemplated hereby.

                        7.2.  Representations and Warranties.  The
                              ------------------------------
              representations and warranties made by Alleghany and Newco in this Agreement, in the exhibits hereto and in each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, shall be true and correct in all material respects (except that each of the representations and warranties made by Alleghany and Newco which is qualified by materiality shall be true and correct in all respects) as of the Closing Date except for any changes permitted by the terms hereof or consented to by the Company and the Shareholders, and the Company and the Shareholders shall have received from each of Alleghany and Newco at the Closing a certificate, dated the Closing Date, to that effect.

                        7.3.  Opinion of Counsel for Alleghany and Newco.
                              ------------------------------------------
              The Company and the Shareholders shall have received an opinion from Donovan Leisure Newton & Irvine, counsel for Alleghany and Newco, dated the Closing Date, substantially in the form set forth in Exhibit 7.3 hereto.

                        7.4.  Approvals.  All Company Approvals and all
                              ---------
              Alleghany and Newco Approvals shall have been obtained and be in effect on the Closing Date.


                                      ARTICLE VIII

                      Covenants of the Company and the Shareholders

                        7.5.  Covenants Pending the Closing.  From and
                              -----------------------------
              after the date hereof and until the Closing Date:

                        (a)  Access to Properties, Books and Records.  The
                             ---------------------------------------
              Company and the Shareholders shall afford or cause to be afforded to Alleghany and to the attorneys, accountants and other authorized representatives (collectively, "Representatives") of Alleghany reasonable access during normal business hours as often as they reasonably desire to the Company and its employees, properties, books and records in order to afford Alleghany the opportunity to make such investigations of the affairs of the Company as it deems desirable. The Company and the Shareholders shall also furnish or cause to be furnished to Alleghany such information relating to the business and affairs of the Company as Alleghany shall from time to time reasonably request. Alleghany also shall be afforded the opportunity to confer with the Company's clients if Alleghany determines that to be necessary or advisable. Alleghany shall, and shall cause its attorneys, accountants and other authorized representatives to, hold in confidence, in the same manner in which Alleghany preserves its own confidential information, information of a confidential or proprietary nature which is obtained from the Company or the Shareholders and is not otherwise publicly available or ascertainable. In the event of any termination of this Agreement pursuant to Section 12.1 hereof, Alleghany shall return to the Company all materials obtained from the Company containing information of a confidential or proprietary nature, shall destroy all other materials which reflect or contain any such information, and shall maintain the confidentiality of information of a confidential or proprietary nature which is obtained from the Company or the Shareholders and shall not use any such information for its own benefit.

                        (b)  Carry On in Regular Course.  The Company shall
                             --------------------------
              carry on its business diligently and substantially in the same manner as presently being conducted and shall not make or institute any material change in its methods of operations or doing business; provided, however, that the Company shall
                                 --------  -------
              not enter into, terminate, amend or renew, any agreement which, if in existence as of the date hereof, would have been required to be set forth on any exhibit delivered pursuant to
              Section 4.11 hereof, without the prior written consent of Alleghany. Without the prior written consent of Alleghany, and except as described in Exhibit 4.12(f) hereto, neither the Company nor any of the Shareholders shall grant any bonuses to any of the employees of the Company, alter or increase the present compensation of such employees, amend the current terms of the Benefit Plans, make a loan or gift to any of the Shareholders or employees of the Company or declare, set aside or pay any dividend or other distribution in respect of the capital stock of the Company or directly or indirectly redeem, purchase or otherwise acquire any capital stock of the Company. No capital expenditures shall be incurred or contracted for by or on behalf of the Company in excess of $10,000 in the aggregate and no borrowings of any kind (including, without limitation under any existing lines of credit or loan agreements) shall be made by the Company without the prior written consent of Alleghany. No sale, assignment, transfer or other disposition of any material tangible or intangible asset of the Company and no amendment, termination or waiver of any right of substantial value belonging to or held by the Company shall be made or contracted for by or on behalf of the Company without the prior written consent of Alleghany.

                        (a)  Preservation of Organization.  The Company
                             ----------------------------
              shall maintain its corporate existence and powers and its qualification as a foreign corporation in the states listed in Exhibit 4.1 hereto. The Company shall not amend its Articles of Organization or By-laws without the prior written consent of Alleghany, and the Company shall not make any change in its authorized or issued capital stock; provided,
                                                                --------
              however, that the Company shall amend its By-laws immediately
              -------
              prior to the Effective Time in any manner as Alleghany shall, in its sole discretion, request. Each of the Company and the Shareholders shall use its, his or her best efforts to
              (i) preserve intact the business organization of the Company,
              (ii) keep available to Alleghany the present key officers and employees of the Company, (iii) preserve for Alleghany the relationships of the Company with its clients, suppliers and others having business relations with it, (iv) maintain all of the properties of the Company in customary repair, order and condition, and (v) take all steps reasonably necessary to maintain the intangible assets of the Company.

                        8.2.  Filings and Approvals.  Each of the Company
                              ---------------------
              and the Shareholders shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        8.3.  Reasonable Efforts.  Each of the Company and
                              ------------------
              the Shareholders agrees to use commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article VI hereof.

                        8.4.  Further Assurances.  Each of the Shareholders
                              ------------------
              agrees that he or she will, from time to time at and subsequent to the Closing Date, at the request of Alleghany and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as Alleghany may reasonably request in order more effectively to consummate the transactions contemplated hereby. None of the Shareholders will take any of the actions set forth in Exhibit 8.4 hereto.

                        8.5.  Compliance with Securities Laws.  Each of the
                              -------------------------------
              Shareholders agrees that he will comply with all federal and state securities and "blue sky" laws with respect to the Alleghany Shares.

                        8.6.  COBRA Notices.  With respect to events
                              -------------
              occurring or conditions existing prior to Closing, the Company and the Shareholders shall be responsible for any notices required to be given to employees of the Company pursuant to Section 4980B of the Code.


                                       ARTICLE IX

                            Covenants of Alleghany and Newco

                        9.1.  Filings and Approvals.  Each of Alleghany and
                              ---------------------
              Newco shall duly make all regulatory filings required to be made by it in respect of this Agreement or the transactions contemplated hereby.

                        9.2.  Reasonable Efforts.  Each of Alleghany and
                              ------------------
              Newco agrees to use commercially reasonable efforts to consummate the transactions contemplated hereby, including, without limitation, satisfaction of the conditions set forth in Article VII hereof.

                        9.3.  Further Assurances.  Alleghany agrees that it
                              ------------------
              will, from time to time at and subsequent to the Closing Date, at the request of the Shareholders and without further consideration, execute and deliver such other instruments of conveyance, assignment and transfer and take such other actions as the Shareholders may reasonably request in order more effectively to consummate the transactions contemplated hereby.

                        9.4.  Registration Rights.
                              -------------------

                        (a)  Registration.  Subject to this Section 9.4(a),
                             ------------
              Alleghany shall file within 30 days after the Closing, and shall use its reasonable best efforts to effect as promptly as practicable thereafter, but no earlier than the first day after the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, the registration on Form S-3 and/or qualification with, or the approval of any governmental authority under any federal or state securities laws of all of the Alleghany Shares (including the Holdback Shares) acquired by the Shareholders under this Agreement, as may be required to permit the sale or other disposition of such Alleghany Shares by the Shareholders. Alleghany may, upon written notice to the Shareholders, defer such registration one time for a reasonable period but not in excess of 90 days if it has made a good faith determination that the filing of a registration statement at such time would require the disclosure of material information which Alleghany has a bona fide business purpose for preserving as confidential or that Alleghany is unable to comply with SEC requirements; as of the date of this Agreement, Alleghany does not know of any circumstance which exists on the date of this Agreement which would result in a delay in registration pursuant to this sentence. Alleghany shall be under no obligation to effect an underwritten offering of the Alleghany Shares. Alleghany shall not be required to effect more than one registration pursuant to this Section 9.4(a).

                        (b)  Effectiveness.  Alleghany shall use its
                             -------------
              reasonable best efforts to keep effective and maintain any registration, qualification, approval or listing of the Alleghany Shares required pursuant to this Section 9.4, and from time to time to amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable federal and state securities laws, until the earlier of the date on which all of the Alleghany Shares covered by the registration statement have been sold by the Shareholders or two years after the effectiveness of such registration statement. Alleghany shall furnish to each Shareholder such number of copies of such prospectus, as amended from time to time, and supplements thereto, as such Shareholder may reasonably request.

                        (b)  Expenses.  All expenses incident to the
                             --------
              obligations of Alleghany under Sections 9.4(a) and 9.4(b) hereof (including, without limitation, registration fees, printing or document reproduction expenses, and fees and expenses of its counsel and accountants) shall be borne by Alleghany, and all other expenses incident to the disposition by each Shareholder of the Alleghany Shares held by him or her (including, without limitation, fees and expenses of his or her counsel and all underwriting discounts, if any, brokerage commissions and similar fees) shall be borne by such Shareholder.

                        (d)  Shareholder Agreements.  Each Shareholder
                             ----------------------
              shall (i) furnish to Alleghany such information as Alleghany may from time to time reasonably request in connection with the registration statement and prospectus, any amendment or supplement thereto or any other filings required by this
              Section 9.4; (ii) from and after the Closing Date and for so long as the registration, qualification, approval or listing remains effective, promptly after the sale or any other disposition by him or her of Alleghany Shares, give Alleghany written notice of same; (iii) promptly notify Alleghany of any event which comes to his or her attention which would necessitate an amendment or supplement to the registration statement, prospectus or any of the other filings required by this Section 9.4; and (iv) suspend sales of Alleghany Shares under such registration statement promptly upon receipt of notice from Alleghany that such sales may not be made until such registration statement and prospectus are amended or supplemented as necessary.

                        (e)  Indemnification under this Section 9.4.
                             --------------------------------------

                        (i) Alleghany agrees to indemnify, to the extent permitted by law, the Shareholders and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all liabilities, losses, damages, settlements, claims, costs or expenses, including, without limitation, attorneys' fees (collectively, "Liabilities"), under the Securities Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus. If the offering pursuant to this Section 9.4 is made through underwriters, Alleghany agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters to the same extent as provided above with respect to the indemnification of the Shareholders.

                        (ii) The Shareholders jointly and severally agree to indemnify, to the extent permitted by law, Alleghany, its directors and officers and each person, if any, who controls Alleghany within the meaning of Section 15 of the Securities Act and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities under the Securities Act, state securities laws, common law or otherwise, arising out of or due to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the registration or qualification of the Alleghany Shares, or (B) any omission or alleged omission to state in such registration statement or prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such Liabilities arise out of or are due to any untrue statement of a material fact contained in, or omission of a material fact from, information furnished in writing to Alleghany by the Shareholders expressly for use in such registration statement or prospectus.

                        (iii) The procedures to be followed in connection with the rights of indemnification provided in this
                   Section 9.4(e) are set forth in Section 11.4 hereof.

                        9.5.  Covenants Relating to the Alleghany Shares.
                              ------------------------------------------

                        (a) Upon any sale under an effective registration statement contemplated by Section 9.4 hereof or promptly after the third anniversary of the Closing Date, upon delivery by any Shareholder of certificates representing the Alleghany Shares to Alleghany, Alleghany will exchange such certificates for certificates representing the same number of Alleghany Shares without the legend referred to in Section 4.21(b) hereof.

                        (b) Promptly upon the publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, upon delivery by any Shareholder of certificates representing the Alleghany Shares to Alleghany, Alleghany will exchange such certificates for certificates representing the same number of Alleghany Shares without the legend referred to in Section 4.21(c) hereof.

                        9.6.  Investment in the Surviving Corporation.
                              ---------------------------------------
              Alleghany or the Transferee shall be obligated to invest up to an aggregate of $795,000 in the Surviving Corporation during the 270 days after the Closing Date, such investment to be used for capital expenditures and related operating expenses of the Surviving Corporation. Installments of such investment shall be made during such 270-day period upon written requests made by the Board of Directors of the Surviving Corporation submitted to the Senior Vice President and Chief Financial Officer of Chicago Title and Trust Company.


                                        ARTICLE X

                       Covenants of the Shareholders and Alleghany
                             Relating to Certain Tax Matters

                        10.1.  Pre-Merger and Straddle Period Taxes.
                               ------------------------------------

                        (a) The Company, at its cost or expense, shall
              prepare or cause to be prepared, and file or cause to be filed, on a timely basis, all Tax Returns of the Company (including any amendments thereto) in respect of taxable periods ending on or before the Effective Time (the "Pre-Merger Periods"), other than the income Tax Returns prepared for the Pre-Merger Period ending on the Effective Time ("Pre-Merger Tax Return"). The Company shall pay, or cause to be paid, all Taxes other than income Taxes imposed in respect of such Pre-Merger Periods, and the Shareholders shall pay, or cause to be paid, all income Taxes in respect of such Pre-Merger Periods.

                        (b) Any taxable period of the Company that begins before the Effective Time and ends after the Effective Time shall constitute a "Straddle Period" for purposes of this Agreement. In the case of a Straddle Period, the

              Shareholders shall be solely responsible for all income Taxes attributable to the portion of the period ending on the Effective Time and Alleghany shall be solely responsible for all income Taxes attributable to the portion of the period after the Effective Time. For purposes of this Agreement, the portion of any Tax that is attributable to the operations of any entity for the portion of such Straddle Period up to and including the date of the Effective Time shall be (i) in the case of a Tax that is not based on net income, gross income, sales or gross receipts, the total amount of such tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period up to and including the date of the Effective Time, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, sales or gross receipts, the Tax that would be due with respect to the portion of the Straddle Period through and including the date of the Effective Time, as if such portion of the Straddle Period were a separate taxable Pre-Merger Period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis.

                        (c) At its own cost and expense, Alleghany shall prepare, or cause to be prepared, and file or cause to be filed, any Tax Return for any Straddle Period. Alleghany shall provide the Shareholders with copies of such completed Tax Return, together with related work papers and such other documents as the Shareholders shall reasonably request, and a statement certifying the amount of Taxes shown on such Tax Return that are chargeable to the Shareholders pursuant to
              Section 10.1(b) above (a "Tax Statement") no later than 30 days before the due date for the filing of such Tax Return. The Shareholders and their authorized representatives shall have the right to review the Tax Returns and Tax Statements received from Alleghany pursuant to the terms of this Section 10.1(c). The Shareholders shall pay to Alleghany (or, at the election of the Shareholder in the case of any income Tax, directly to the applicable taxing authority) an amount equal to the Taxes shown on the Tax Statement as being chargeable to the Shareholders not later than 15 days following receipt of any such Tax Return and Tax Statement, as the case may be. The Shareholders and Alleghany agree to consult each other and resolve in good faith any issues arising as a result of the review of any such Tax Returns or Tax Statements received from Alleghany.

                        The Pre-Merger Tax Returns shall be prepared by
              Newco in a manner consistent with the past practices of the Company and, in any event, as to which there shall be "substantial authority" (within the meaning of Section 6662(d)(2)(B)(i) of the Code) as to the treatment of any item shown on such Pre-Merger Tax Returns. Newco shall furnish a copy of each such Pre-Merger Tax Return to Alleghany and the Shareholders at least thirty days prior to the due date (determined without any extensions) for the filing thereof so that Alleghany and the Shareholders may satisfy themselves that such Pre-Merger Tax Return was prepared in compliance with the foregoing sentence. Promptly following the filing of the Pre-Merger Tax Returns, Newco shall furnish a copy of each Pre-Merger Tax Return to each Shareholder, accompanied by such Shareholder's copy of the relevant Forms K-1 in respect thereof. In the event that Alleghany or the Shareholders determine that there is not "substantial authority" for the treatment of any item on any such Pre-Merger Tax Return or that such Pre-Merger Tax Return has not been prepared in a manner consistent with past practices of the Company, such Pre-Merger Tax Return shall not be filed until Alleghany and the Shareholders mutually agree as to the treatment of any such item. The Shareholders and Alleghany agree to consult each other and to resolve in good faith any issues arising as a result of the review of such Pre-Merger Tax Return.

                        (d)  If a proposed adjustment is asserted in
              writing with respect to a Straddle Period, Alleghany shall notify the Shareholders of the proposed assessment within 20 days after receipt thereof. Within 20 days of receipt of such notice from Alleghany, the Shareholders may elect to contest any such proposed assessment jointly with Alleghany. If such joint control is elected, neither party shall compromise or settle such proposed adjustment without the written consent of the other party, which consent shall not be unreasonably withheld. If such joint control is elected, each party shall bear its own costs and expenses of the contest.

                        (e) All transfer, gains, stamp, recording or other similar Taxes incurred in connection with the transactions contemplated by this Agreement, including any interest, penalties, fines, assessments or additions to tax, whether disputed or not, imposed in respect of the foregoing, will be borne by the Shareholders. The Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer Taxes as required by applicable law, and assume all responsibility for filing such Tax Returns and documentation on an accurate, complete and timely basis. Alleghany, as appropriate, will join in the execution of any such Tax Return or other documentation.

                        (f) On or before the Effective Time, the Company may declare and pay to the Shareholders an amount equal to the Tax Distribution (as hereinafter defined). The Tax Distribution shall be an amount equal to the lesser of (i) the aggregate Federal and Massachusetts income Taxes estimated to be imposed on each Shareholder computed using a combined, aggregate tax rate of 45.55 percent, by reason of the inclusion in each Shareholder's taxable income for 1996 of the Shareholder's pro rata share of the Company's estimated items of income, loss, deduction or credit for its taxable year ending on the Effective Time (the "Pre-Merger Income") and (ii) $250,000. The Shareholders shall not be relieved of their obligation to pay or cause to be paid, all income Taxes imposed in respect of the income of the Company for Pre-Merger Periods, regardless of whether the Tax Distributions are adequate to pay the income Taxes imposed on the Shareholders in respect of all Pre-Merger Periods. Alleghany and the Shareholders shall mutually agree upon the estimate of the Company's Pre-Merger Income.

                        (g) Within fourteen (14) days after the filing by each Shareholder of his Federal income tax return, each Shareholder shall pay to the Company the amount, if any, by which (i) the Tax Distribution made to such Shareholder exceeds (ii) the aggregate, net additional Federal and Massachusetts income Taxes imposed upon such Shareholder by reason of the inclusion in such Shareholder's taxable income for 1996 of the Shareholder's pro rata share of the Company's actual Pre-Merger Income (the "Net Additional Tax"). Each Shareholder's Net Additional Tax shall be computed by comparing the income Taxes imposed upon such Shareholder with and without the inclusion of the Shareholder's pro rata share of the Company's Pre-Merger Income. To verify that each Shareholder has correctly determined his Net Additional Tax, each Shareholder agrees to furnish to Alleghany within such fourteen day period a copy of page 2 of IRS Form 1040 and the equivalent portions of Massachusetts Form 1, and thereafter to furnish to Alleghany such other information or support as Alleghany shall reasonably request to verify such determination; provided, however, that no Shareholder shall
                             --------  -------
              have any obligation to disclose or furnish to Alleghany page 1 of IRS Form 1040, any accompanying schedules, or any other information which might constitute disclosure of the source or composition (other than the aggregate amount) of any items of the Shareholder's income, loss, deduction or credit.

                        10.2.  Access to Information and Retention of
                               --------------------------------------
              Records.
              -------

                        (a) Each of the Shareholders and Alleghany will provide the other, and Alleghany, after the Closing, shall cause the Surviving Corporation to provide the Shareholders, at reasonable times and upon reasonable notice, access to, and a right to copy and use where appropriate, any records or information and personnel which may be relevant for the taxable period for which the requesting party is charged with payment responsibility for Taxes under this Agreement in connection with the preparation of any Tax Returns, any audit or other examination, the filing of any claim for a refund of Tax or for the allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes. The party requesting assistance hereunder shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this Section 10.2(a) shall be held in strict confidence and shall be used solely in connection with the reason for which it was requested.

                        (b) The Shareholders shall promptly forward to Alleghany, and Alleghany shall promptly forward to the Shareholders, all written notifications and other written communications received by the Shareholders or Alleghany, respectively, relating to any liability for Taxes for a taxable period, including any Straddle Period, for which the Shareholders or Alleghany, as the case may be, are or is charged with payment responsibility under this Agreement.

                        10.3.  Miscellaneous Tax Provisions.
                               ----------------------------

                        (a)  Notice of Disposed Consideration.  If any
                             --------------------------------
              Shareholder disposes of any Alleghany Shares within two years after the Closing Date, such Shareholder shall promptly notify Alleghany of such disposition, which notice shall include the number of Alleghany Shares disposed of.

                        (b)  Alleghany Representations.  Solely for
                             -------------------------
              purposes of permitting each of the Shareholders to determine the income tax consequences to them of the Merger, Alleghany represents to the Shareholders that:

                        (i) Alleghany has no present plan or intention to reacquire any of its stock issued in the Merger to the Shareholders.

                        (ii)  Following the Merger, the Surviving
                   Corporation will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business (as contemplated by Treas. Reg. Section 1.368-1(d)).

                        (iii) Immediately prior to the Merger, Alleghany will be in control of Newco (within the meaning of Section 368(c) of the Code).

                        (iv)  Immediately following the Merger, the
                   Surviving Corporation will not issue additional shares of its stock that would result in Alleghany losing control of the Surviving Corporation (within the meaning of Section 368(c) of the Code).

                        (v) Alleghany has no present plan or intention to liquidate the Surviving Corporation; to merge the Surviving Corporation with and into another corporation; to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any assets of the Company acquired in the Merger, except for dispositions made in the ordinary course of business or any transfer of the stock of the Surviving Corporation to a corporation controlled (within the meaning of Section 368(c) of the Code) directly or indirectly by Alleghany.

                        (iv) Immediately prior to the Merger, Newco will not constitute an investment company (as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code).

                        Other than the foregoing provisions of this Section
              10.3(b), Alleghany makes no representations or warranties with respect to the income Tax consequences of the transactions contemplated by this Agreement or the effect thereon of, or any agreements as to any restrictions on, any transactions involving the Company (or its assets) after the Closing Date. Further, nothing contained herein shall be construed or interpreted to impose any liability or obligation upon Alleghany, Newco and/or any Transferee for any Taxes imposed upon any Shareholder by reason of any of the transactions contemplated by this Agreement.

                        (c)  Code Sections 448 and 481.  Notwithstanding
                             -------------------------
              any other provision of this Agreement to the contrary, Alleghany shall indemnify and hold harmless each Shareholder from the net, additional income Tax imposed upon any Shareholder solely by reason of any adjustment required pursuant to Sections 448 and 481 of the Code for any Pre-Merger Period by reason of the Merger. In computing the Company's Pre-Merger Income for Section 10.1(f) hereof, the amount of the adjustment, if any, described in the preceding sentence shall be ignored.


                                       ARTICLE XI

                                        Indemnity

                        11.1.  By the Shareholders and the Company.  The
                               -----------------------------------
              Shareholders and, prior to the Closing, the Company jointly and severally agree to indemnify Alleghany, Newco and Transferee and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of the Company or the Shareholders set forth in this Agreement, in any of the exhibits hereto or in any document executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing; provided,
                                                          --------
              however, that the indemnification obligations of the
              -------
              Shareholders with regard to the matters addressed in Section 9.4(e)(ii) hereof shall be as set forth in Section 9.4(e)(ii) hereof and shall be governed by such provisions and not by this Section 11.1.

                        11.2.  By Alleghany and Newco.  Alleghany and Newco
                               ----------------------
              jointly and severally agree to indemnify the Shareholders and, prior to the Closing, the Company and hold them harmless at all times after the date of this Agreement from and against and in respect of any and all Liabilities arising out of or due to the breach of any representation, warranty, agreement or covenant of Alleghany or Newco set forth in this Agreement, in any of the exhibits hereto or in any document executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, and any and all actions, suits, proceedings, demands, assessments or judgments, and costs and expenses, incident to any of the foregoing; provided, however, that the indemnification obligations of
              --------  -------
              Alleghany with regard to the matters addressed in Section 9.4(e)(i) hereof shall be as set forth in Section 9.4(e)(i) hereof and shall be governed by such provisions and not by this Section 11.2.

                        11.3.  Limits.
                               ------

                        (a)  The obligations of the Company and the
              Shareholders to indemnify Alleghany, Newco and Transferee under this Agreement shall be limited to aggregate payments of Alleghany Shares having an aggregate value (based upon the Average Market Price determined in accordance with Section 3.1(a) hereof) of $4,000,000 (unless, in the case of payments by a Shareholder, such Shareholder no longer holds a sufficient number of Alleghany Shares issued as Merger Consideration to make such payment entirely in Alleghany Shares, in which case the amount payable by such Shareholder may be paid in cash to the extent not paid in Alleghany Shares; any amounts payable by the Company shall be paid in cash), except for (i) any breach of Sections 4.2, 4.3(b) or
              4.10 hereof, with respect to which the obligation to indemnify shall not be so limited, and (ii) any breach of Sections 4.5, 4.6, 4.9 or 4.22 hereof or the last sentence of
              Section 8.4 hereof, with respect to which the obligation to indemnify shall be limited to aggregate payments of Alleghany Shares having an aggregate value (based upon the Average Market Price determined in accordance with Section 3.1(a) hereof) of $7,500,000 (unless, in the case of payments by a Shareholder, such Shareholder no longer holds a sufficient number of Alleghany Shares issued as Merger Consideration to make such payment entirely in Alleghany Shares, in which case the amount payable by such Shareholder may be paid in cash to the extent not paid in Alleghany Shares; any amounts payable by the Company shall be paid in cash); provided that the Company and the Shareholders shall have no obligation to indemnify Alleghany, Newco and Transferee under this Agreement until such time as the aggregate amount of the Liabilities claimed by Alleghany, Newco and Transferee exceeds Seventy-Five Thousand Dollars ($75,000), but then in an amount including such Seventy-Five Thousand Dollars ($75,000), except that Alleghany, Newco and Transferee shall be indemnified for any and all Liabilities resulting from any breach of Section 4.2 hereof, whether or not such Liabilities exceed $75,000.

                        (b) The obligations of Alleghany and Newco to indemnify the Company and the Shareholders under this Agreement shall be limited to aggregate payments of Alleghany Shares having an aggregate value (based upon the Average Market Price designated in Section 3.1(a) hereof) of $4,000,000; provided that Alleghany and Newco shall have no obligation to indemnify the Company and the Shareholders under this Agreement until such time as the aggregate amount of Liabilities claimed by the Company and the Shareholders exceeds Seventy-Five Thousand Dollars ($75,000), but then in an amount including such Seventy-Five Thousand Dollars ($75,000). Any Alleghany Shares paid to the Company and the Shareholders in satisfaction of indemnity obligations to the Shareholders pursuant to this Agreement ("Alleghany Indemnity Shares") shall bear the legend set forth in Section 4.21(b) hereof and, in the case of any Alleghany Indemnity Shares issued prior to the date of publication of Alleghany's consolidated financial statements which include at least thirty days of post-Merger operations, shall also bear the legend set forth in Section 4.21(c) hereof.

                        11.4.  Procedure.
                               ---------

                        (a) Alleghany, Newco and/or Transferee, on the one hand, and the Company and/or the Shareholders, on the other hand, each agree to promptly notify each other if any of them becomes aware of any Liabilities with respect to which indemnity may be asserted under Section 9.4 hereof or this
              Article XI (hereinafter referred to as a "claim"), which notice shall set forth to the extent known at such time the nature of the claim and the amount of the claim, provided that failure to notify the indemnifying party shall not relieve such party from liability except to the extent such party is prejudiced thereby. The party entitled to indemnity (the "Indemnitee") shall permit the party responsible for such indemnity (the "Indemnitor") to assume the defense of any such claim or any litigation resulting from such claim.

                        (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, the Indemnitee may participate, at its expense, in the defense of such claim or litigation provided that the Indemnitor shall direct and control the defense of such claim or litigation. Except with the written consent of Indemnitee, which consent shall not be unreasonably withheld, the Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

                        (c) If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against such claim or litigation in such manner as it may deem appropriate. The Indemnitee shall not enter into any settlement of such claim or litigation without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. The Indemnitor shall promptly reimburse the Indemnitee from time to time for any and all amounts paid for or incurred by the Indemnitee and for which the Indemnitor is obligated pursuant to Section 9.4 hereof or this Article XI, upon submission by the Indemnitee of a statement reflecting the basis upon which such indemnification is sought and the computation of such amounts.

                        11.5.  Adjustment for Insurance.  The amount which
                               ------------------------
              an indemnifying party is required to pay to, for or on behalf of any other party pursuant to this Article XI shall be adjusted by any insurance proceeds actually recovered by or on behalf of such indemnified party in reduction of the related indemnifiable loss.

                                       ARTICLE XII

                                Miscellaneous Provisions

                        12.1.  Termination.  At any time prior to the
                               -----------
              Closing Date, this Agreement may be terminated:

                        (a) by mutual written consent of the Boards of Directors of Alleghany and the Company;

                        (b) by Alleghany and Newco at any time after August 15, 1996 (or such later date as shall have been agreed to in writing by Alleghany and the Company) if any of the conditions set forth in Article VI hereof have not been met or waived in writing by Alleghany and Newco; or

                        (c) by the Company at any time after August 15, 1996 (or such later date as shall have been agreed to in writing by Alleghany and the Company) if any of the conditions set forth in Article VII hereof have not been met or waived in writing by the Company and the Shareholders.

              In the event of any termination pursuant to this Section 12.1, the parties hereto shall be released from all liabilities and obligations arising under this Agreement with respect to matters contemplated by this Agreement other than for damages to the extent arising from a prior breach of this Agreement.

                        12.2.  Expenses.  Whether or not the Closing takes
                               --------
              place and regardless of whether this Agreement is terminated, each party hereto shall pay all of the costs and expenses incurred by it or him in connection with this Agreement or in consummating the transactions contemplated hereby (including, without limitation, disbursements and expenses of its or his attorneys, accountants and advisers); provided, however, that
                                                    --------  -------
              prior to the Closing the Company shall have paid, in the aggregate, the following costs and expenses incurred or expected to be incurred by the Company and the Shareholders in connection with this Agreement and the transactions contemplated hereby: (a) $261,244 to Tucker Anthony Incorporated, (b) $2,460 to Wallace Niedzwiecki, (c) $27,252 to Parent, McLaughlin & Nangle and (d) $130,000 to Peabody & Brown, provided that if the aggregate fees paid or due to Tucker Anthony Incorporated, Wallace Niedzwiecki, Parent,

              McLaughlin & Nangle or Peabody & Brown, respectively, exceed the amount specified above with respect to such person or entity, the excess shall be paid solely by the Shareholders.

                        12.3.  Notices.  All notices or other
                               -------
              communications required or permitted under this Agreement shall be in writing and sufficient if delivered personally, by private courier or fax, or sent by registered or certified mail, postage prepaid, addressed as follows:

                        If to Alleghany or Newco, to

                             Alleghany Corporation
                             375 Park Avenue
                             New York, New York  10152
                             Telecopy:  (212) 759-8149

                             Attention:  Robert M. Hart, Esq.

                        with a copy to

                             Donovan Leisure Newton & Irvine
                             30 Rockefeller Plaza
                             New York, New York  10112
                             Telecopy:  (212) 632-3315

                             Attention:  Linda E. Ransom, Esq.


                        If to the Company, to

                             Market Intelligence, Inc.
                             87 Elm Street
                             Hopkinton, Massachusetts  01748
                             Telecopy:  (508) 431-3991

                             Attention:  Mark P. Sennott

                        with a copy to

                             Peabody & Brown
                             101 Federal Street
                             Boston, Massachusetts  02110-1832
                             Telecopy:  (617) 345-1300

                             Attention:  Charles F. Claeys, Esq.

                        If to any of the Shareholders, to

                             Robert F. Sennott, Jr.
                             Market Intelligence, Inc.
                             78 Elm Street
                             Hopkinton, Massachusetts  01748


                             Mark P. Sennott
                             Market Intelligence, Inc.
                             78 Elm Street
                             Hopkinton, Massachusetts  01748


                             Bryant R. Linares
                             Market Intelligence, Inc.
                             78 Elm Street
                             Hopkinton, Massachusetts  01748


                        with a copy to

                             Peabody & Brown
                             101 Federal Street
                             Boston, Massachusetts  02110-1832
                             Telecopy:  (617) 345-1300

                             Attention:  Charles F. Claeys, Esq.


                        Any party may change the person and address to
              which notices or other communications are to be sent to it by giving written notice of any such change in the manner provided herein.

                        12.4.  Exhibits.  Any information set forth in any
                               --------
              Exhibit hereto shall be considered as set forth in each other Exhibit hereto in which a cross-reference to such Exhibit is set forth.

                        12.5.  Entire Agreement; Amendment.  This
                               ---------------------------
              Agreement, together with the exhibits hereto and each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No party hereto has relied upon any oral or written statement, representation, warranty, covenant, condition, understanding or agreement made by any other party or any representative, agent or employee thereof, except for those expressly set forth in this Agreement, in the exhibits hereto and in each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto. This Agreement may be amended, modified, superseded or supplemented only by an instrument in writing executed and delivered by Alleghany, Newco, the Shareholders and the Company.

                        12.6.  Assignment.  This Agreement shall inure to
                               ----------
              the benefit of, and be binding upon, the respective successors, heirs, executors, administrators, legal representatives and permitted assigns of the parties hereto; provided, however, that no assignment of any rights or
              --------  -------
              delegation of any obligations provided for herein shall be made by any party hereto without the express prior written consent of each other party, which consent shall not be unreasonably withheld.

                        12.7.  Survival of Representations, Warranties and
                               -------------------------------------------
              Covenants.  All representations, warranties and covenants of
              ---------
              the parties hereto which are contained in this Agreement, together with the exhibits hereto and each of the documents executed and delivered on the date hereof, on the Closing Date or otherwise pursuant hereto, shall survive the Closing and remain operative and in full force and effect, regardless of any investigation heretofore or hereafter made by or on behalf of any of the parties hereto; provided, however, that
                                                   --------  -------
              the obligations of the parties for any breach of any representation, warranty, indemnity obligation or covenant made by them herein or therein shall survive the Closing Date only until March 31, 1998, and no claim thereon may first be asserted after that time, except that the representations, warranties and covenants set forth in (a) Sections 4.2, 4.3(b) and 4.10 hereof and the indemnification obligations of the Shareholders with respect to any breach thereof shall survive the Closing forever and (b) Sections 4.5, 4.6, 4.9 and 4.22 hereof and the last sentence of Section 8.4 hereof and the indemnification obligations of the Shareholders with respect to any breach thereof shall survive the Closing until the third anniversary of the Closing Date.

                        12.8.  Governing Law.  This Agreement shall be
                               -------------
              governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such Commonwealth, except for matters relating to the validity of corporate action, which shall be governed by the laws of the jurisdiction of incorporation or organization of the relevant corporation.

                        12.9.  Counterparts.  This Agreement may be
                               ------------
              executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

                        12.10.  Headings.  The section headings contained
                                --------
              in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

                        12.11.  Severability.  In the event that any
                                ------------
              provision hereof is prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                        12.12.  Public Announcement.  As soon as
                                -------------------
              practicable after the Closing, a joint press release substantially in the form of Exhibit 12.12 hereto shall be issued by Alleghany and the Company. No other publicity regarding the transactions contemplated by this Agreement shall be made without the prior written approval of each of the Company and Alleghany, except as may be required by applicable law upon the advice of counsel.

                        IN WITNESS WHEREOF, each party hereto has duly
              executed this Agreement, or has caused this Agreement to be duly executed, as of the date first above written.


                                            MARKET INTELLIGENCE, INC.
              Attest:


              /s/ Bryant R. Linares         By /s/ Mark P. Sennott
              --------------------------      -------------------------------
                                              Name:  Mark P. Sennott
                                              Title: President

              Attest:


              /s/ Mark P. Sennott           By /s/ Bryant R. Linares
              --------------------------      -------------------------------
                                              Name:  Bryant R. Linares
                                              Title: Treasurer

                                                      [Seal]

                                            ALLEGHANY ACQUISITION CORPORATION
              Attest:


              /s/ Frank R. Adams            By /s/ David B. Cuming
              --------------------------      -------------------------------
                                              Name:  David B. Cuming
                                              Title: President

              Attest:


              /s/ Frank R. Adams            By /s/ Peter R. Sismondo
              --------------------------      -------------------------------
                                              Name:  Peter R. Sismondo
                                              Title: Treasurer

                                                      [Seal]

              Witnesses:                    SHAREHOLDERS


              /s/ Bryant R. Linares         /s/ Robert F. Sennott, Jr.
              --------------------------    ---------------------------------
                                            Robert F. Sennott, Jr.



              /s/ Bryant R. Linares         /s/ Mark P. Sennott
              --------------------------    ---------------------------------
                                            Mark P. Sennott



              /s/ Robert F. Sennott, Jr.    /s/ Bryant R. Linares
              --------------------------    ---------------------------------
                                            Bryant R. Linares


                                            ALLEGHANY CORPORATION
              Attest:


              /s/ Frank R. Adams            By /s/ David B. Cuming
              --------------------------      -------------------------------
                                              Name:  David B. Cuming
                                              Title: Senior Vice President

                                      List of Exhibits
                                      ----------------


              Exhibit Number                           Description
              --------------                           -----------

              1.1                           Purposes of the Surviving
                                              Corporation
              1.3                           Form of Massachusetts Articles of
                                              Merger
              1.4                           Form of Employment Agreements
              4.1                           Corporate Organization and
                                              Qualification
              4.2                           Share Ownership
              4.3                           Company Approvals
              4.4                           Licenses
              4.7                           Material Adverse Changes
              4.8                           Dividends
              4.11(a)                       Clients and Real Estate Property
                                              Evaluation Services Agreements
              4.11(b)                       Other Agreements
              4.11(c)                       Lease
              4.11(d)                       Intangible Property
              4.11(e)                       Intellectual Property
              4.11(f)                       Investment Securities
              4.11(g)                       Other Assets
              4.11(h)                       Title
              4.12(a)                       Benefit Plans
              4.12(f)                       Discretionary Employee Bonuses
              4.13                          Interests of Officers, Directors
                                              and Shareholders
              4.14                          Employees
              4.15                          Banks
              4.16                          Insurance
              4.22                          Pooling Conditions
              5.3                           Alleghany and Newco Approvals
              6.3                           Form of Opinion of Counsel for the
                                              Company and the Shareholders
              7.3                           Form of Opinion of Counsel for
                                              Alleghany and Newco
              8.4                           Pooling Covenants
              12.12                         Form of Joint Press Release after
                                              Closing